GUARANTY

GUARANTY dated as of November 10th, 2009 ("Guaranty") made by Décor Products International, Inc. (F/K/A Murals by Maurice, Inc.), a Florida corporation with offices at No. 6 Economic Zone, Wushaliwu, Chang’an Town, Dongguan, Guangdong Province, P.R. China (the "Guarantor"), in favor of the Chinese Investors, individuals located in the Peoples Republic of China (the "Lender") attached in Exhibit A for certain loans made to the Guarantor’s wholly owned subsidiary located in China and known as Donguan CHDITN Paper Co. Ltd.

WITNESSETH

WHEREAS, Dongguan Chditn Printing Co., Ltd, a corporation organized under the laws of the People’s Republic China (the "Borrower"), and the Lender are parties to a Subsidiary Loan Agreement, dated as of November 10th, 2009 (such SLA, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "SLA") and attached hereto as Exhibit B;

WHEREAS, pursuant to the SLA, this Guaranty and the guaranties entered into by the Guarantor (referred to as the "Guarantee"), the Guarantor is required to execute and deliver to the Lender a guaranty guaranteeing the SLA and all other obligations under the SLA; the SLA and the Guarantee, together with all other documents required to be delivered in connection herewith and therewith are collectively referred to as the "Loan Documents"); and

WHEREAS, the Guarantor has (a) received the sum of $10 for execution of this Guaranty, and (b) determined that (i) it will derive substantial benefit and advantage from the Loan and other financial accommodations made available to the Borrower under the SLA and the other Loan Documents and the new financing being entered into contemporaneously herewith, and (ii) its execution, delivery and performance of this Guaranty directly benefits, and is within the best interests of, the Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Guarantor hereby agrees with the Lender, as follows:

Section 1. Definitions. Reference is hereby made to the SLA for a statement of the terms thereof. All terms used in this Guaranty which are defined in the SLA and not otherwise defined herein shall have the same meanings herein as set forth therein. As used in this Guaranty, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
"Borrower" has the meaning specified in the preamble above. "Guaranty" means this Guaranty.

"Guaranteed Obligations" means any and all present and future liabilities and obligations of the Borrower and any of the Guarantor to the Lender incurred by the Borrower or the Guarantor, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by the Lender from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the Loan Documents, including all fees and expenses of the Lender's counsel and of any experts and agents which may be paid or incurred by the Lender in collecting any such items or enforcing any such rights.

Section 2. Rules of Interpretation. When used in this Guaranty: (1) "or" is not exclusive, (2) a reference to a law or document includes any amendment or modification to such law or document and (3) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document.

Section 3. Guaranty. The Guarantor hereby guarantees to the Lender and his successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all of the Guaranteed Obligations now existing or hereafter incurred will be paid strictly in accordance with their terms.

Section 4. Limitation of Liability. The obligation of the Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the obligation of the Guarantor under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

Section 5. Type of Guaranty. This Guaranty is absolute and unconditional and as such is not subject to any conditions and the Guarantor is fully liable to perform all of its duties and obligations under this Guaranty as of the date of execution of this Guaranty. This Guaranty is a continuing guaranty and applies to all future Guaranteed Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. The obligations and liabilities of the Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Borrower, the Guarantor or any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations, or against any assets securing the payment of the Guaranteed Obligations or guarantee for such Guaranteed Obligations or right of setoff with respect to such Guaranteed Obligations. This Guaranty is irrevocable and as such cannot be cancelled, terminated or revoked by the Guarantor.

Section 6. Reinstatement of Guaranty. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations are rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Guarantor or otherwise, all as though such payment had not been made.

The Guarantor hereby consents that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Lender may be rescinded by the Lender and any of such Guaranteed Obligations continued after such rescission.

Section 7. Security Interest. To secure the payment of the obligations of the Guarantor under this Guaranty, the Guarantor has executed an Affidavit of Confession of Judgment in the form annexed hereto as Exhibit C.

Section 8. Waiver of Notices. The Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Guaranteed Obligations or the renewal, extension or accrual of any such Guaranteed Obligations, (3) notice of any actions taken by the Lender, the Borrower, the Guarantor or any other person under any Guaranty Document, and (4) notices of nonpayment or nonperformance, protest, notices of protest and notices of dishonor.

Section 9. Waiver of Defenses. The Guarantor hereby waives any and all defenses to the performance by the Guarantor of its duties and obligations under this Guaranty, including any defense based on any of the following:

(1) any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party obligated to make payment on any and all Guaranteed Obligations, whether as principal or guarantor, now or hereafter known to the Lender,
(2) any defense to the payment of any or all the Guaranteed Obligations, including lack of validity or enforceability of any of the Guaranteed Obligations or any of the Loan Documents, any change in the time, manner or place of payment of, or in any other tern in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document,
(3) any exchange or release of, or non-perfection of any security interest on or in any assets securing the payment of the Guaranteed Obligations,
(4) any failure to execute any other guaranty for all or any part of the Guaranteed Obligations, or any release or amendment or waiver of, or consent to any departure from, any other guaranty for any or all of the Guaranteed Obligations,
(5) any subordination of any or all of the Guaranteed Obligations,
(6) any act or omission of the Lender in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, remedies, with respect to (a) the Guaranteed Obligations, (b) any other guarantor of the Guaranteed Obligations, or (c) any assets securing the payment of the Guaranteed Obligations,
(7) any manner of application of any funds received by the Lender to Guaranteed Obligations or any other obligations owed to the Lender, whether from the sale or disposition of any assets securing the Guaranteed Obligations, from another guarantor of the Guaranteed Obligations or otherwise, and
(8)            any failure to give or provide any notices, demands or protests, including those specified under Section 8 herein, entitled "Waiver of Notices".

Section 10. Subrogation. The Guarantor may not exercise any rights which the Guarantor may acquire by way of subrogation or contribution, whether acquired by any payment made under this Guaranty, by any setoff or application of funds of the Borrower, by the Lender or otherwise, until (1) the payment in full of the Guaranteed Obligations (after the Lender no longer has any obligation or arrangement to provide credit to the Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by the Guarantor pursuant to this Guaranty. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all of the Guaranteed Obligations and all such other expenses shall not have been paid in full (after the Lender no longer has any obligation or arrangement to provide credit to the Borrower, including under or pursuant to a line of credit), such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Lender to be credited and applied in whole or in part by the Lender against the Guaranteed Obligations, whether matured or unmatured, and all such other fees and expenses in accordance with the terms of the Loan Documents.

Section 11. Representations. At the time of execution of this Guaranty and each time the Lender provides credit as noted above, the Guarantor represents and warrants to the Lender as follows:

(1)            Name. The exact legal name of the Guarantor is the name specified in the preamble to this Guaranty.
(2)            Location. The principal location of the Guarantor is as specified in the preamble to this Guaranty.
(3)            No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty do not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to the Guarantor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Guarantor is a party or by which the Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.
(4)            Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty.
(5) Legally Enforceable Guaranty. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its turns, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Section 12. Remedies. The Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by the Lender of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which the Lender would have had on any future occasion, nor shall the Lender be liable for exercising or failing to exercise any such right or remedy. The rights and remedies of the Lender under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to the Lender under law or any other agreements.

Section 13.                                Appointment as Attorney-in-Fact. The Guarantor hereby appoints the Lender as the attorney-in-fact for the Guarantor, with full authority in the place and stead of, and in the name of, the Guarantor, or otherwise, to exercise all rights and remedies granted to the Lender under this Guaranty and to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Guaranty.

Section 14. Indemnity and Expenses. The Guarantor hereby indemnifies the Lender from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from the Lender's gross negligence and willful misconduct.

The Guarantor will upon demand pay to the Lender the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of the Lender under this Guaranty, or (4) the failure by the Guarantor to perform or observe any of the provisions of this Guaranty.

Section 15. Amendments. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor from this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Lender, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 16. Addresses for Notices. All notices and other communications provided for under this Guaranty shall be in writing and, mailed or delivered by messenger or overnight delivery service, addressed, in the case of the Guarantor at its address specified below its signature, and in the case of the Lender at the address specified below, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

If to the Lender:

As set forth in Exhibit A

If to the Guarantor:

Décor Products International, Inc.
No. 6 Economic Zone
Wushaliwu, Chang’an Town, Dongguan
Guangdong Province, P.R. China

All such notices and other communications shall, when mailed, be effective three (3) days after being placed in the mails, or when delivered to a messenger or overnight delivery service, be effective one (1) day after being delivered to the messenger or overnight delivery service, in each case, addressed as specified above.

Section 17. Assignment and Transfer of Obligations. This Guaranty will bind the estate of the Guarantor as to Guaranteed Obligations created or incurred both before and after the bankruptcy or liquidation of the Guarantor, whether or not the Lender receives notice of such bankruptcy or liquidation. This Guaranty shall inure to the benefit of the Lender and his successors, transferees and assigns. The Guarantor may not transfer or assign its obligations under this Guaranty. The Lender may assign or otherwise transfer all or a portion of his rights or obligations with respect to the Guaranteed Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Guaranteed Obligations granted to the Lender in this Guaranty or otherwise. The Guarantor agrees that the Lender can provide information regarding the Guarantor to any prospective or actual successor, transferee or assign.

Section 18. Setoff. The Guarantor agrees that, in addition to, and without limiting, any right of setoff, the Lender's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor, at any of the offices of the Lender, in Dollars or any other currency, against any amount payable by the Guarantor to the Lender under this Guaranty which is not paid when demanded (regardless of whether such balances are then due to the Guarantor), in which case the Lender shall promptly notify the Guarantor, provided that the Lender's failure to give such notice shall not affect the validity of such offset.

Section 19.                       Submission to Jurisdiction. The Guarantor hereby irrevocably submit to the jurisdiction of any federal or state court sitting in Broward County in the State of Florida over any action or proceeding arising out of or related to this Guaranty and agrees with the Lender that personal jurisdiction over the Guarantor rests with such courts for purposes of any action on or related to this Guaranty. The Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to the Guarantor at the address of the Guarantor for notices under this Guaranty or at such other address as may be designated in writing by the Guarantor to the Lender, and that upon mailing of such process such service will be effective as if the Guarantor were personally served. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Guarantor further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Guarantor agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

Section 20. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principles of conflicts of law.

Section 21. Subordination. Once a demand for payment is made on the Guarantor under this Guaranty, the Guarantor will not (1) make any demand for payment of, or take any action to accelerate, any obligation owed to the Guarantor by the Borrower, (2) seek to collect payment of, or enforce any right or remedies against the Borrower, any of the obligations owed to the Guarantor by the Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any bankruptcy or similar proceeding against the Borrower. The Guarantor also agrees that the payment of all obligations of the Borrower to the Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section 21 to the prior payment in full (in cash) of the Guaranteed Obligations. In furtherance of such subordination, (1) to the extent possible, the Guarantor will not take or receive from the Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to the Guarantor by the Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance the Guarantor receives a payment on such obligation, whether in a bankruptcy or similar proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of the Lender, shall be segregated from other funds and property held by the Guarantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Guaranteed Obligations.

Section 22. Miscellaneous. This Guaranty is in addition to and not in limitation of any other rights and remedies the Lender may have by virtue of any other instrument or agreement previously, contemporaneously or hereafter executed by the Guarantor or any other party or by law or otherwise. If any provision of this Guaranty is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Guaranty. Titles in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty. This Guaranty constitutes the entire agreement between the Guarantor and the Lender with respect to the matters covered by this Guaranty and supersedes all written or oral agreements with respect to such matters.

Section 23. WAIVER OF JURY TRIAL. THE GUARANTOR EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS GUARANTY.

IN WITNESS 'WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date of this Guaranty.

DÉCOR PRODUDCTS INTERNATIONAL, INC.
By:  /s/ Liu Rui Sheng
Name:  Liu Rui Sheng
Title:   President

Attest:________________________

EXHIBIT A

NAME                                                                        LOAN AMOUNT ADDRESS

1.

2.

3.

4.

5.

EXHIBIT B
COPY OF SLA

EXHIBIT C
AFFIDAVIT FOR CONFESSION OF JUDGMENT

STATE OF FLORIDA COUNTY OF BROWARD

LENDERS LISTED IN EXHIBIT A

Plaintiffs,
Affidavit For Confession
-against of Judgment

DONGGUAN CHDITN PRINTING CO., LTD.

and

DECOR PRODUCTS INTERNATIONAL, INC.

Defendants,

Liu Rui Sheng, being duly sworn, depose and say:

1. That I am the President of Dongguan Chditn Printing Co., Ltd. and Décor Products International, Inc. the Defendants in this action, with offices at No. 6 Economic Zone Wushaliwu, Chang’an Town, Dongguan Guangdong Province, P.R. China.
2. That the Defendants hereby confess judgment in this court in favor of the Plaintiffs, the Lenders listed in Exhibit A of the Loan Documents, in the sum of up to Two Million and 00/100 Dollars ($2,000,000), together with interest from the 10th day of November, 2009, plus costs and disbursements and do hereby authorize the Plaintiffs or assigns to enter judgment for said amount in any court of appropriate jurisdiction.
3.  That the Defendants had their own independent attorney review the loan documentation at the request of the lender and was advised of the existence of possible conflicts of interests including but not limited to the conflicts of interest between the defendant and the lender. Such documentation was deemed to be lawful, fair and reasonable and any and all conflicts of interest were approved and any rights afforded thereunder have been waived.
4. That this confession of judgment is for a debt justly due or to become due to Plaintiffs arising out of the following facts: Guaranty executed by the undersigned on behalf of the Defendant on the 10th day of November, 2009.

/s/ Liu Rui Sheng

Name:  Liu Ruisheng
Title:  President of Dongguan Chditn Printing Co., Ltd. and Décor Products International, Inc.

Sworn to before me this 10th Day of November 2009

___________________________________

NOTARY PUBLIC